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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        DATE OF REPORT: December 15, 1999
                        (Date of earliest event reported)

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                           VENTURI TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

     NEVADA                            000-25183                   87-0580279
(State or other jurisdiction     Commission File Number      (I.R.S. Employer
of incorporation)                                         Identification Number)

     763 NORTH 530 EAST                                                84097
     OREM, UTAH                                                      (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (801) 235-9552

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Item 2.  Acquisition or Disposition of Assets

                  On December 15, 1999, the Company completed its acquisition of the assets of MPI of Northern Florida, a Colorado general partnership related to Martin & Peterman, Inc. The acquisition was part of the acquisition by the Company of six related partnerships and four related corporations pursuant to a Global Agreement for Purchase and Sale (see report on Form 8-K filed November 17, 1999). The consideration for the assets of MPI of Northern Florida consisted of $17,000 cash, 8,500 shares of the Company's common stock and a promissory note in the principal amount of $34,000. The promissory note accrues interest at the rate of 9% per annum and is amortized over a 15 year term, with a balloon payment due in three years. The Company also assumed certain debt and liabilities in the total amount of approximately $40,000. Additional details concerning the acquisition are included in the Company's report on Form 8-K filed November 17, 1999, which report is incorporated herein by reference.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

                  (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                           Not applicable (see report on Form 8-K filed November 17, 1999).

                  (b)      PRO FORMA FINANCIAL INFORMATION.

                           Not applicable.

                  (c)      EXHIBITS.

                  The following is filed as an exhibit to this Form 8-K:

Item No.                 Exhibit
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
10.66                    Agreement for Purchase and Sale of Assets between
                         MPI of Northern Florida, a Colorado general
                         partnership, and Venturi Technologies, Inc. dated
                         December 13, 1999


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         VENTURI TECHNOLOGIES, INC.



                                          s/ Gaylord M. Karren
                                         ---------------------------------------
                                         Gaylord M. Karren
                                         Chairman and Chief Executive Officer

Date:    December 28, 1999

















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